Exhibit 10.14
November 1, 2010
Don P. Rodney
P.O. Box 97
Grand Cayman KY1-1301
Cayman Islands
Re:	Extension of Expatriate Employment Agreement between Hercules Offshore, Inc. and Don P. Rodney
Dear Mr. Rodney:
          Please refer to the Expatriate Employment Agreement between Hercules Offshore, Inc. (the “Company”) and Don P. Rodney, dated November 1, 2006 (as amended, the “Contract”), setting forth the terms of your employment as President of the Hercules International Holdings group of international companies based in the Cayman Islands. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Contract.
          This letter (the “Letter”) will memorialize the Parties’ agreement to extend the term of the Contract and make such other modifications as set forth hereinbelow.
          NOW, THEREFORE, the parties agree, for good and sufficient consideration, the sufficiency of which is hereby acknowledged, to modify and amend the Contract as follows:
1.	Extension of Term: The Term of the Contract is hereby extended through October 31, 2011.

2.	Reporting Person. The person to whom you shall report as designated in Section 1 of the Contract shall be changed from Lisa W. Rodriguez to Stephen M. Butz.

3.	Full Force and Effect. Except as modified herein, the Contract shall continue in full force and effect according to its terms and conditions. This Letter, when accepted by you, will become part of the Contract. In the event of any conflict or ambiguity between the terms and provisions of this Letter and the terms and provisions of the Contract, the terms and provisions of this Letter shall control.

4.	Entire Agreement. This Letter and the Contract contain the entire agreement between the Company and you with respect to the subject matter of the Contract, and there are no agreements, understandings, representations or warranties between the Company and you other than those expressly referred to herein and in the Contract.

Don P. Rodney
November 1, 2010

     If you are in agreement with respect to the terms addressed above, please indicate your acceptance and approval below.
Sincerely,
/s/ Stephen M. Butz
Stephen M. Butz
Senior Vice President and Chief Financial Officer
Acknowledged and agreed to:

By:
/s/ Don P. Rodney Don P. Rodney